UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2006

Capital Growth Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-30831	65-0953505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 East Commerce Drive, Suite A, Schaumburg, Illinois 60173

(Address of Principal Executive Offices, Including Zip Code)

(630) 872-5800

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02 Unregistered Sales of Equity Securities
Signature Page

Item 1.01 Entry into a Material Definitive Agreement

On July 28, 2006, Capital Growth Systems, Inc. (“CGSY”) entered into a Purchase Agreement (the “Agreement”) with Augustine Fund, L.P., an Illinois limited partnership (“Augustine”), and Michael Balkin (“Balkin”) and David Lies (“Lies”) (each of Balkin and Lies, also a “Guarantor” and collectively the “Guarantors”).

Augustine was the holder of promissory notes issued by 20/20 Technologies, Inc. (“20/20 Inc.”), 20/20 Technologies, LLC, and Magenta Netlogic Limited d/b/a/ CSB Global, Ltd. issued pursuant to that certain Augustine Loan and Security Agreement dated January 13, 2005, between the Debtors and Augustine, as amended on June 22, 2005 (the “Loan Agreement”) in the aggregate original principal amount of $1,600,000 (collectively the “Notes”). Additionally, Augustine held warrants to purchase equity securities of 20/20 Inc. (the “20/20 Warrants”). Pursuant to the Agreement, the Guarantors agreed to purchase a portion of the Notes and 20/20 Warrants and CGSY agreed to purchase the balance of the Notes and 20/20 Warrants for a payment of $1,000,000.00, due on August 31, 2006.

On July 28, 2006, CGSY also entered into that certain Agreement (the “Side Agreement”) with the Guarantors pursuant to which each of the Guarantors agreed to guarantee the payment by CGSY to Augustine of the $1,000,000 purchase price for the CGSY Notes and CGSY Warrant as set forth in the Purchase Agreement. In consideration of such guaranty, CGSY granted each Guarantor a warrant to purchase 500,000 shares of common stock of CGSY.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Pursuant to the Purchase Agreement, CGSY is obligated to purchase from Augustine the CGSY Notes and CGSY Warrants and will give to Augustine a cash payment in the amount $1,000,000 therefore. In further consideration of Augustine entering into the Purchase Agreement, CGSY is obligated upon execution of the Purchase Agreement to issue a warrant to Augustine to purchase 150,000 shares of common stock of CGSY. In addition pursuant to the Side Agreement, CGSY is obligated to issue a warrant to each of Balkin and Lies to purchase 500,000 shares of common stock of CGSY.

Item 3.02 Unregistered Sales of Equity Securities

Augustine will sell to each of Balkin and Lies an equal portion of the Guarantor Notes and the Guarantor Warrants, and Balkin and Lies will purchase from Augustine an equal portion of the Guarantor Notes and the Guarantor Warrants. In consideration of providing the guaranty, CGSY is obligated to issue a warrant to each of Balkin and Lies to purchase 500,000 shares of common stock of CGSY.

Prior to the Agreement, CGSY entered into a series of loans, pursuant to which, CGSY issued warrants for the purchase of common stock. Initially, CGSY issued a Warrant for 150,000 shares to Doug Stukel, an officer of the CGSY for short term financing provided by Mr Stukel. Secondly, Mr. Lou Orenstein agreed to loan $400,000 to CGSY, for which CGSY agreed to issue a warrant for 400,000 shares of common stock. To date, Mr. Orenstein has funded $200,000 under the financing and CGSY has issued a warrant for 200,000 shares. CGSY has an obligation to issue another warrant for 200,000 shares upon funding the remaining $200,000 by Mr. Orenstein. Finally, George Mellon has agreed to provide credit enhancement for these and other loans to CGSY for which CGSY has agreed to issue a warrant to Mr. Mellon for 216,666 shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL GROWTH SYSTEMS, INC.

By:	/s/ Derry L. Behm
Derry L. Behm,
Chief Financial and Accounting Officer

Dated: August 3, 2006